Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
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November 9, 2021	Chicago	Paris
	Dubai	Riyadh
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	Frankfurt	San Francisco
	Hamburg	Seoul
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	Madrid	Washington, D.C.

Expensify, Inc.
401 SW 5th Ave
Portland, Oregon 97204
Re:    Registration Statement on Form S-8
To the addressees set forth above:
We have acted as special counsel to Expensify, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain selling stockholders (the “Selling Stockholders”) of up to 1,638,755 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share, issued to the Selling Stockholders by the Company. The Shares are included in a registration statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2021. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable.

November 9, 2021 Page 2
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP